UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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VYSTAR CORPORATION
(Name of Registrant As Specified In Its Charter)

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VYSTAR CORPORATION.

2480 Briarcliff Rd NE

#6, Suite 159

Atlanta, GA 30329

866-674-5238

NOTICE OF ACTION BY

WRITTEN CONSENT OF BOARD OF DIRECTORS

AND MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Vystar Corporation, a Georgia corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock and the Company’s Board of Directors:

1.	To approve the Company’s Amended and Restated Articles of Incorporation as set forth on Exhibit A attached hereto to provide for (i) a staggered Board of Directors effective in connection with the Company’s 2017Annual Meeting of Shareholders, (ii) an increase in the number of authorized shares of Common Stock of the Company from 150,000,000 to 250,000,000 shares, and (iii) to consolidate all prior amendments to the Company’s Articles of Incorporation.

2.	To elect as directors of the Company the six persons named in the accompanying Information Statement for terms expiring at the 2017 and 2018 annual meetings of shareholders.

3.	To hold an advisory vote on executive compensation.

4.	To hold an advisory vote on the frequency of the advisory vote on executive compensation.

5.	To ratify the appointment of Porter Keadle Moore, LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The purpose of this Information Statement is to notify our shareholders that on November 1, 2016, all of the members of the Company’s Board of Directors, and the owners of approximately 58.4% of our issued and outstanding shares of Common Stock (the “Majority Shareholders”) executed a written consent approving the Actions. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our shareholders.

The written consent that we received constitutes the only shareholder approval required for the Actions under Georgia law and, as a result, no further action by any other shareholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our shareholders on or about November__, 2016. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

A copy of this Information Statement and our 2015 Annual Report are available at www.vytex.com.

By Order of the Board of Directors,

/s/ William R. Doyle
Chairman and Chief Executive Officer

Table of Contents

GENERAL	1
Actions by Board of Directors and Majority Shareholders	1

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	2

ACTION ONE – APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION	2
Reasons for the Staggered Board of Directors	2
Reasons for the increase in authorized shares of Common Stock	2
Reasons for the consolidation of prior amendments to our Articles of Incorporation	2

ACTION TWO – ELECTION OF DIRECTORS	2
Directors and Executive Officers	2
Director Independence	4
Audit Committee	5
Audit Committee Charter	5
Meetings of the Board and Committees	5

CORPORATE GOVERNANCE	5
Corporate Governance Guidelines	5
Code of Business Conduct and Ethics	6
Communications with the Board	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	7

EQUITY COMPENSATION PLAN INFORMATION	7

COMPENSATION DISCUSSION AND ANALYSIS	8
Overview	8
Objectives and Philosophy of Our Executive Compensation Programs	8
Components of Our Executive Compensation Program	8

BOARD COMPENSATION REPORT	9

EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Employment Agreements	10
Outstanding Equity Awards at Fiscal Year-End	11
Risk Analysis of Performance – Based Compensation Programs	11
Retirement and Deferred Compensation Plan Benefits	11
Potential Payments upon Termination Without Cause	11

DIRECTOR COMPENSATION	12
Compensation Philosophy	12
Expenses	12

ACTION THREE – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	12
Required Vote	13

ACTION FOUR – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	13

ACTION FIVE – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
Vote Required and Board Recommendation	13

PRINCIPAL ACCOUNTING FEES AND SERVICES	13
Audit Committee Pre-Approval of Services Performed by Our Independent Registered Public Accountants	14
Report of the Audit Committee	14

TRANSACTIONS WITH RELATED PERSONS	15
Review, Approval or Ratification of Transactions with Related Persons	15
Transactions with Related Persons	15
Director Independence	15

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	16

WHERE YOU CAN FIND MORE INFORMATION	16

ANNEX A – AMENDED AND RESTATED ARTICLES OF INCORPORATION	17

VYSTAR CORPORATION.

2480 Briarcliff Rd NE

#6, Suite 159

Atlanta, GA 30329

866-674-5238

INFORMATION STATEMENT

Action by Written Consent of Majority Shareholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of Vystar Corporation in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Vystar Corporation We are mailing this Information Statement to our shareholders of record on or about November __, 2016.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Actions by Board of Directors and Majority Shareholders

On November 1, 2016 the Board of Directors (the “Board”) and the Majority Shareholders of the Company unanimously adopted resolutions approving the following actions (the “Actions”):

•	Action One: The amendment and restatement of the Company’s Articles of Incorporation as set forth on Exhibit A attached hereto to provide for (i) a staggered Board of Directors effective in connection with the Company’s 2016 Annual Meeting of Shareholders, (ii) an increase in the number of authorized shares of Common Stock of the Company to 250,000,000 shares and (iii) to consolidate all prior amendments to the Company’s Articles of Incorporation.
•	Action Two: The election to the Company’s Board of Directors of the six persons named in the accompanying Information Statement for terms expiring at the 2017 and 2018 annual meetings of shareholders.
•	Action Three: The approval of the advisory vote on executive compensation.
•	Action Four: The approval of the advisory vote on the frequency of the advisory vote on executive compensation.
•	Action Five: The ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

As of the close of business on November 1, 2016, we had 111,952,709 shares of Common Stock outstanding and entitled to vote on the Actions. Each share of outstanding Common Stock is entitled to one vote.

On November 1, 2016, pursuant to Section 14-2-704 of the Georgia Business Corporation Code (“GBCC”) and as provided by the Company’s Articles of Incorporation, we received written consents approving the Actions from shareholders holding an aggregate of 65,322,832 shares of our Common Stock representing approximately 58.4% of our outstanding shares of Common Stock (the “Majority Shareholders”). Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the Actions, other than his or her role as an officer or director of the Company.

ACTION ONE – AMENDED AND RESTATED ARTICLES OF INCORPORATION

On November 1, 2016, the Company’s Board of Directors adopted resolutions authorizing the filing of the Amended and Restated Articles of Incorporation of the Company in the form set forth at Exhibit A attached hereto with the Secretary of State of the State of Georgia. Such resolutions provide for Amended and Restated Articles of Incorporation (i) a staggered Board of Directors effective in connection with the Company’s 2016 Annual Meeting of Shareholders, (ii) an increase in the number of authorized shares of Common Stock of the Company from 150,000,000 to 250,000,000 shares, and (iii) to consolidate all prior amendments to the Company’s Articles of Incorporation.

On November 1, 2016, we received written consents from the Majority Shareholders approving the Amended and Restated Articles of Incorporation.

Reasons for the Staggered Board of Directors

The Company’s Board of Directors believes that a staggered Board increases the difficulty of takeovers, because a hostile bidder cannot replace an entire staggered board in a single proxy contest. The Board believes this is particularly true for the Company because of the historically low trading price of the Company’s common stock.

Reasons for the increase in authorized shares of Common Stock

There are two primary reasons the Board believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company. First, the Company is required to reserve a sufficient number of shares of Common Stock for their issuance upon the exercise or conversion of outstanding warrants, options, convertible promissory notes and convertible preferred stock. While the Board does not anticipate many such exercises or conversions taking place because of the historically low market price of its Common Stock, the Company does not currently have sufficient authorized unissued shares of common stock to satisfy all potential conversions and exercises. Second, the increased number of authorized shares of Common Stock will provide the Company with available shares that may be issued for various corporate purposes, including equity financings, acquisitions, stock options and other derivative securities. The Board also believes that the increase in the number of authorized shares of Common Stock will enable the Company to benefit from market conditions and any favorable financing opportunities in the future without further delay and expense to the Company.

Reasons for the consolidation of prior amendments to Our Articles of Incorporation

SEC rules require that amendments be consolidated into Restated Articles of Incorporation and be made available to Company shareholders.

ACTION TWO – ELECTION OF DIRECTORS

We currently have six members on our Board. The Majority Shareholders have voted for the six nominees listed below to serve until our 2017 or 2018 Annual Meetings of Shareholders and until such director’s successor has been elected and qualified, or until such director’s death, resignation or removal.

There are no family relationships among our directors, director nominees or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Directors and Executive Officers

As of November 1, 2016, our Board of Directors consisted of one executive officer and five non-executive officers. Directors serve until their respective successors have been elected and qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors.

Set forth below is biographical information for each of our current directors.

Nominees for Election as Directors for a Term Expiring in 2017

Name	Principal Occupation During Last Five Years	Age	Director
William R. Doyle	Mr. Doyle, the Chairman of the Board, President and Chief Executive Officer, joined Vystar in 2004 as Vice President Sales & Marketing. He became President and Chief Operating Officer in December 2005. He became Chairman of the Board, President and Chief Executive Officer of Vystar in March 2008. Prior to that, Mr. Doyle served as Vice President of Marketing, Women’s Health, for Matria Healthcare, Inc., a disease management company, from 1999 to 2004. Mr. Doyle spearheaded the initial branding efforts at Matria as well as held responsibility for sales development, training, public relations, and marketing. He has worked in many aspects of healthcare industry for over twenty years encompassing manufacturing, sales, marketing and advertising. In addition to Matria, he has experience with such companies as Isolyser Company, Inc., McGaw, Inc., Lederle Laboratories (now Wyeth), and in an advertising capacity for Novartis Ophthalmics. Mr. Doyle is a member of the Board of Directors of the Georgia Chapter of the March of Dimes. He holds a Bachelor of Science in Biochemistry from Penn State University and Master of Business Administration from Pepperdine University.	58	2005

Mitsy Y. Mangum	Ms. Mangum is currently a managing director/partner of Lakeview Capital Partners, LLC. From July 2009 to September 2015, Ms. Mangum was Vice President, Investments, WMS, RPC at American Capital Partners LLC., an independent investment banking firm in Atlanta, GA. From July 2004 to July 2009, Ms. Mangum was a Vice President-Investments, Financial Advisor WMS, RPC with Raymond James & Associates in the Atlanta area. Ms. Mangum is an accomplished investment professional with over 24 years of financial service and industry experience both from the retail side as well as the institutional side. Ms. Mangum maintains an in-depth knowledge of the financial markets, professional money management and managing portfolios. She has a Bachelor of Science in Business Administration/ Management from College of Charleston	52	2008

Michael X. Ianacone

Mr. Ianacone has over forty years of successful experience in leading large organizations and improving performance of operating units across the US.  He has a proven track record of growing revenue and profit, forming executive teams and working cross organizationally to deliver results.

He recently retired from Xerox Corporation where during his 38 year tenure he held senior executive management positions in sales, marketing, operations and strategy in the US. These positions included both headquarters and field locations.  He was a key member of the US senior team during Xerox’s turnaround in the early 2000s.

Michael holds an A.B. degree from Georgetown University in Washington, D.C. and currently resides in Atlanta, GA.

		68	2014

	Nominees for Election as Directors for a Term Expiring in 2018

Ranjit K. Matthan

On March 12, 2015, Dr. Ranjit K. Matthan, Ph.D., an internationally renowned latex and rubber expert, joined the Company’s Board of Directors. Dr. Matthan has been a consultant to Vystar Corporation since 2008 and has played a significant role in the manufacturing scale up of reduced-protein Vytex® natural rubber latex (NRL) in Malaysia and refining the research and development of manufacturing processes for applications using Vytex NRL, such as latex foam, condoms, adhesives, medical devices, etc.

Dr. Matthan has been associated with the development of natural rubber and rubber based industries manufacturing in South Asia since the 1970s and introduced technically specified natural rubber into India. He has advised national and international companies and research bodies including the Government of India, the Malaysian Rubber Research and Development Board, Asian Development Bank, Industrial Development Bank of India, Revertex (Malaysia) as well as many private companies engaged in latex production and manufacturing. A founding Director of the Bangkok-based Asia Pacific Elastomer Science and Technology (APEST), he has played a key role in sustainability initiatives for natural rubber. He has also been associated with the development and commercial introduction of several eco-friendly natural rubber grades, including Vytex NRL.

		74	2015

Name	Principal Occupation During Last Five Years	Age	Director

Dr. Matthan has received numerous industry awards, including: the prestigious 2014 Institute of Materials, Minerals and Mining, U.K.’s Hancock Medal for his contributions to the development of the environmentally friendly sustainable growth of the global natural rubber industry, and the 2006 KMPhilip Award from the All India Rubber Industries Association for significant contributions toward the development of the Indian Rubber Industry. Dr. Matthan has published over 50 scientific and technical papers on natural rubber and lattices and is an invited speaker at several international conferences including the International Latex Conference.

Dr. Matthan holds an undergraduate degree from St. Stephens College, Delhi University, India and he earned his Ph.D. in Polymer Chemistry from the National College of Rubber Technology, London, England, where he was the first Ph.D. student of Dr. D.C. Blackley whose books and high polymer lattices and emulsion polymerization are the industry standard references.

Jason Meggs	Jason Meggs, based in Raleigh, North Carolina, is currently Senior Vice President, Business Finance for INC Research Holdings, Inc., and leads a global team with responsibility for all business unit financial reporting and analysis, budgeting and forecasting and global customer pricing and contracting. Previously he was Global Vice President, Internal Audit for Quintiles Transnational Corp. after holding other senior global financial roles within the company. Prior to that, he was an Audit Manager and Senior Auditor for Deloitte and Arthur Andersen LLP. He received his bachelor of Business Administration, Accounting from Western Carolina University.	41	2015

Keith D. Osborn, MD	Dr. Osborn is a board-certified Orthopaedic Spine Surgeon with 30 years of experience after completing his Spine Fellowship at Harvard University. He received his medical degree from the University of Maryland School of Medicine and performed his residency at Harvard University and Johns Hopkins Hospital. Dr. Osborn currently specializes in Spinal Surgery at Resurgens Orthopaedics in Atlanta with a focus on adult spinal disorders and total disc arthroplasty.	59	2016

Director Independence

Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. While Vystar does not currently qualify for listing on Nasdaq and will likely not qualify for some time after the date of this proxy statement, it does intend to seek such listing as soon as possible and complies with its Marketplace Rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a public company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the public company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Ms. Mangum, Mr. Ianacone, Dr. Matthan, Mr. Meggs or Dr. Osborn, representing five of our proposed six directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq Marketplace Rule 5605(a)(2).

Audit Committee

The Board member serving on our Audit Committee is Ms. Mangum. Ms. Mangum chairs and is the sole member of the Audit Committee. Our Board has determined that Ms. Mangum satisfies the requirements for financial literacy under the current requirements of the Nasdaq Marketplace Rules. Ms. Mangum is an “audit committee financial expert,” as defined by SEC rules and satisfies the financial sophistication requirements of The NASDAQ Global Market. Our Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	monitoring our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimus non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Audit Committee Charter

We have adopted an Audit Committee Charter which sets out the duties and responsibilities of our Audit Committee. The Audit Committee Charter is available on our website at www.vytex.com. Any amendments to the Charter, or any waivers of its requirements, will be disclosed on our website.

Meetings of the Board and Committees

During fiscal year 2015, our Board held fourteen meetings and acted by written consent two times, and its Audit Committee held four meetings with our auditors. Each director attended at least 75% of the meetings of the Board in fiscal year 2015. Members of our Board are encouraged to attend our annual meetings of shareholders when they are held.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, chief executive officer performance evaluation and management development and succession planning for senior management, including the chief executive officer position. A copy of our Corporate Governance Guidelines is available on our website at www.vytex.com.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees of Vystar that comply with NASDAQ listing standards. The Code of Business Conduct and Ethics includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our Board and disclosed in a current report on Form 8-K with the SEC. This Code of Business Conduct is publicly available on our website at www.vytex.com. There were no waivers of the Code of Business Conduct and Ethics for any of our directors or executive officers during fiscal year 2015.

Communications with the Board

Any shareholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: info@vytex.com. Alternatively, a shareholder may contact our Board, or specific members of our Board, by writing to: Shareholder Communications, Vystar Corporation, 2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA 30329. All such communications will be initially received and processed by the office of our Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of December 31, 2015 by each entity or person who is known to beneficially own 5% or more of our common stock, each of our directors, each Executive Officer identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement and all of our directors and current executive officers as a group. This table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security. Applicable percentages are based on shares outstanding on December 31, 2015, adjusted as required by rules promulgated by the SEC.

5% Stockholders
Keith Osborn Atlanta, GA	14,972,637	15.525%
Joseph C Allegra, M.D. Atlanta, GA	14,612,166	15.151%
Gregory Rotman Palm Springs, CA	8,648,333	8.967%
Dean Waters Atlanta, GA	5,519,475	5.723%

Officers & Directors
William R Doyle Atlanta, GA	10,629,125	11.021%
Michael X. Ianacone Atlanta, GA	1,040,000	1.078%
Michelle Mangum Atlanta, GA	2,315,000	2.400%
Ranjit K. Matthan India	500,000	0.518%
Jason Meggs Raleigh, NC	500,000	0.518%
Keith Osborn Atlanta, GA	14,972,637	15.525%

All Directors and Executive Officers as a Group	29,956,762	31.061%

Total Shares Outstanding	96,443,907

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who owns more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and shareholders who hold more than ten percent of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

Based solely on review of this information and written representations by our executive officers and directors that no other reports were required, we believe that, during fiscal year 2015 every executive officer failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis at least once.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information related to our common stock which may be issued under our 2004 Long-Term Incentive Compensation Plan, as amended, as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options by Executive Officers	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
2004 Long-Term Incentive Compensation Plan, as amended, approved by shareholders	9,381,573	618,427

2014 Long Term Incentive Compensation Plan	0	5,000,000
Total	89,391,573	5,618,427

Our 2004 Long-Term Incentive Compensation Plan, as amended, which we refer to as the 2004 Plan, was adopted by our Board in 2004, and amended and approved by our shareholders in 2009. A maximum of 10,000,000 shares of common stock were authorized for issuance under the 2004 Plan.

The 2004 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock and other stock-based awards. Our officers, employees, consultants and directors are eligible to receive awards under the 2004 Plan; however, incentive stock options may only be granted to our employees. In accordance with the terms of the 2004 Plan, our Board administers the 2004 Plan and, subject to any limitations in the 2004 Plan, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which those options become exercisable;
•	the exercise prices of options;
•	the duration of options;
•	the methods of payment of the exercise price; and
•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of those awards, including the conditions for repurchase, issue price and repurchase price.

Pursuant to the terms of the 2004 Plan, in the event of a change in control of our company, each outstanding option under the 2004 Plan will vest, but the holders shall have the right, assuming the holder still maintains a continuous service relationship with us, immediately prior to such dissolution or liquidation, to exercise the option to the extent exercisable on the date of such dissolution or liquidation.

In the event of a merger or other reorganization event, our Board shall have the discretion to provide for any or all of the following: (a) the acceleration of vesting or the termination of our repurchase rights of any or all of the outstanding awards, (b) the assumption or substitution of all options by the acquitting or succeeding entity or (c) the termination of all options that remain outstanding at the time of the merger or other reorganization event.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Committee has previously overseen our executive compensation program. Beginning for the 2013 fiscal year, the Board carried out that function. In this role, the Board reviewed and approved annually all compensation decisions relating to our executive officers. Our historical executive compensation programs were developed and implemented by our Board consistent with practices of other venture-backed, privately-held companies. Prior to becoming a publicly reporting company in August 2009, our compensation programs, and the process by which they were developed, were less formal than those typically employed by a public company. During that time, our Board generally benchmarked our executive compensation on an informal basis by comparing our executives’ compensation to our estimates of executive compensation paid by companies in our industry and region that are also comparable to us in size, revenue, financial condition and capital investment. We have referred to this group as our company peer group. The Board continues to formalize their approach to the development and implementation of our executive compensation programs based on the continued progress of the Company.

Objectives and Philosophy of Our Executive Compensation Programs

Our primary objectives with respect to executive compensation are to:

•	attract, retain and motivate talented executives;

•	promote the achievement of key financial and strategic performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals; and

•	align the incentives of our executives with the creation of value for our shareholders.

To achieve these objectives, the Board evaluated our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of our company peer group. In addition, our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals such as our financial and operational performance, the growth of our customer base, new development initiatives and the establishment and maintenance of key strategic relationships. We will also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

At our stage of development, we believe that equity-based compensation (which to date, has been in the form of non-qualified stock options) is the most appropriate form of compensation to align the interests of our executive officers with those of our shareholders. As a result, the base salaries of our executive officers are modest. Cash bonus plans are based on the attainment of specific financial milestones or the passage of time as executive officers of the Company.

We compete with many other companies for executive personnel. Accordingly, the Board will generally target overall compensation for executives to be competitive with that of our company peer group. Variations to this targeted compensation may occur depending on the experience level of the individual and market factors, such as the demand for executives with similar skills and experience.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program will be:

•	base salary;

•	cash incentive bonuses;

•	equity incentive awards;

•	termination benefits upon termination without cause; and

•	insurance and other employee benefits and compensation.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our Board will establish these allocations for each executive officer on an annual basis. Our Board will establish cash compensation targets based primarily upon informal benchmarking data, such as comparing the compensation of our executives to companies in our company peer group, as well as the performance of our company as a whole and of the individual executive and executive team as a whole. Our Board will establish non-cash compensation based upon this informal benchmarking data, the performance of our company as a whole and of the individual executive and executive team as a whole, the executives’ equity ownership percentage and the amount of their equity ownership that is vested equity. Particularly at our stage of development, we believe that the long-term performance of our business is improved through the grant of stock-based awards so that the interests of our executives are aligned with the creation of value for our shareholders.

BOARD COMPENSATION REPORT

The Board has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Board approved the Compensation Discussion and Analysis included in this proxy statement.

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Vystar under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chairman, Chief Executive Officer and President during 2015 and 2014, and our Chief Financial Officer during 2014.

Name and Principal Position	Salary	Option Awards (1)	All Other Compensation (2)	Total
William R. Doyle (3)
Chairman, Chief Executive Officer and President
2015	$112,500	$66,294	$39,900	$218,694
2014	70,321	100,424	47,039	217,784

W. Dean Waters
Chief Financial Officer
2015	—	—	—	—
2014	4,815	—	—	4,815

(1)	These amounts do not reflect the actual economic value realized by the executive officers. In accordance with SEC rules, the amounts in this column for 2015 and 2014 represent the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal years 2015 and 2014 for stock options granted to each of the executive officers in each such fiscal year in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Amounts consist of medical, insurance premiums and 401(K) contributions paid by us on behalf of the named executive officer.

In 2014, William R. Doyle, Chief Executive Officer and President of the Company, received warrants to purchase 1,012,488 shares of common stock share in lieu of $75,424 cash compensation due Mr. Doyle under his employment agreement. Mr. Doyle also received 784,616 shares of common stock in lieu of $39,231 cash compensation due Mr. Doyle under his employment agreement.

In 2015, the Company issued to Mr. Doyle a convertible promissory note with a face value of $37,500 (the “Note”) in lieu of compensation. The Note is (i) unsecured, (ii) bears interest at an annual rate of ten percent (10%) per annum from date of issuance, and (iii) is convertible at any time until maturity at the holder’s option into shares of the Company’s common stock at a weighted average conversion rate of $0.08 of principal and interest for each such share. No payments of interest or principal are payable until December 30, 2018.

Employment Agreements

On November 11, 2008, Vystar entered into an employment agreement with William R. Doyle to continue to serve as Vystar’s President, Chief Executive Officer and Chairman of the Board. The term of the agreement is effective until terminated by either party in accordance with the terms of the agreement. Under the agreement, Mr. Doyle receives a base salary of $185,000 per year, as such base salary may be adjusted by the Board, and an annual bonus equal to a maximum of 125% of Mr. Doyle’s base salary based on the success of the Company in meeting its objectives, as determined by the Board; provided, that no cash bonus is payable to Mr. Doyle on any date unless he is employed by the Company on that date. The amount of the annual bonus is determined by the Board based on the percentage of achievement of the stated company objectives. The effective date of the annual bonus calculation is the Company’s fiscal year-end and is payable in one or more installments as determined by the Board beginning in the first quarter of the following fiscal year. Mr. Doyle’s employment agreement is terminable at will by the Company for cause or without cause as defined in the agreement. However, if Mr. Doyle’s employment is terminated by Vystar without cause, Vystar is obligated to pay Mr. Doyle compensation earned through the date of termination plus a severance payment equal to six (6) months base salary from the date of termination payable as if he had remained an employee of the Company, plus, assuming Mr. Doyle complies with non-compete and non-solicitation covenants contained in the employment agreement, an amount equal to 75% of Mr. Doyle’s base salary amount for the one (1) year period after the date of termination. If Mr. Doyle is terminated for cause or he terminates the employment agreement without cause, he is only entitled to compensation accrued through the date of termination.

On January 13, 2015, the Board approved a change in Mr. Doyle’s compensation package that included a base annual salary of $150,000 paid monthly and an immediate award of $50,000 in warrants that vest at the end of each month of employment through the end of 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our executive officers as of December 31, 20154:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable ( #)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
William R. Doyle
	500,000			0.05	10/1/2016
	1,750,000			0.05	2/11/2018
	250,000			0.05	3/14/2021
	500,000			0.05	7/9/2024
	100,000			0.05	6/30/2020

Risk Analysis of Performance-Based Compensation Programs

The Board of Directors believes that our executive compensation programs do not encourage or result in excessive risk taking. Such programs consist of base salaries, cash bonuses (none of which have been paid to date), and stock option grants. Cash bonuses and the vesting of stock option grants for Mr. Doyle, our Chief Executive Officer, Chairman and President are based on milestones to be set by our Board of Directors. We anticipate that such bonuses and stock options will be based on attaining specified percentages of the company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). As a result, such bonuses will likely be focused on increasing revenue and managing expenses, all of which is consistent with the interests of our shareholders. Further, the cash bonuses will likely be capped at a percentage of his base salary. We believe this cap will limit the incentive for excessive risk-taking.

No other officers of the Company have employment agreements that specify compensation programs.

Retirement and Deferred Compensation Plan Benefits

We do not provide our employees, including the executive officers, with a defined benefit pension plan, any supplemental executive retirement plans, or retiree health benefits. The executive officers may participate on the same basis as other employees in Vystar’s Section 401(k) Retirement Savings Plan (the “401(k) Plan”). The 401(k) Plan allows for matching contributions to be made by us. We currently match dollar for dollar on the first three percent (3%) of compensation and $.50 on each dollar of the next two percent (2%) of compensation. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made. Vystar makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-advantaged manner.

Potential Payments upon Termination Without Cause

The following table sets forth the estimated potential payments and benefits payable to our one (1) executive officer in the event of a termination of employment without cause.

Executive Officer	Monthly Severance Programs(1)	Additional Monthly Severance Payments(2)	Continuing Benefits (3)	TOTALS
William R. Doyle	$92,500	$138,750	$962	$232,212

(1)	The amounts represent the aggregate of monthly payments for six (6) months for Mr. Doyle..
(2)	In the event that Mr. Doyle complies with certain restrictive covenants in his employment agreement, after termination without cause, he is additionally entitled to this amount (75% of his base salary) payable in monthly installments over a one (1) year period following the initial six (6) month period of monthly severance payments.
(3)	Consists of health insurance premiums.

DIRECTOR COMPENSATION

The following table sets forth certain information with respect to compensation awarded to, paid to or earned by each of Vystar’s non-employee directors during fiscal year 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($) (2)
Mitsy Y. Mangum			10,702	10,702
Thomas L. Mills			9,640	9,640
Michael X. Ianacone			9,640	9,640
Ranjit K. Matthan			7,837	7,837
Jason M. Meggs			—	—

(1)

In 2014, Ms. Mangum as a non-employee director was granted 500,000 options at $0.11 per share which vest 25,000 options at the end of each fiscal quarter for five (5) years beginning September 30, 2014.

On September 15, 2014, Mssrs. Mills and Ianacone as non-employee directors were granted 500,000 options at $0.10 per share which vest 25,000 options at the end of each fiscal quarter for five (5) years beginning September 30, 2014.

On March 12, 2015, Dr. Matthan as a non-employee director was granted 500,000 options at $0.08 per share which vest 25,000 options at the end of each fiscal quarter for five (5) years beginning March 30, 2015.

On December 2, 2015, Mr. Meggs as a non-employee director was granted 500,000 options at $0.05 per share which vest 25,000 options at the end of each fiscal quarter for five (5) years beginning March 30, 2016.

The amounts included represent the portion of the original total grant date fair value of options that vested in 2015 together with the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2015 in accordance with applicable accounting guidance related to stock-based compensation.

(2)	These amounts do not reflect the actual economic value realized by the directors. In accordance with SEC rules, this column represents the dollar amount recognized as compensation expense by Vystar for financial statement reporting purposes for fiscal year 2015 for stock options granted to each of the non-employee directors during fiscal years 2014 and 2015, in accordance with applicable accounting guidance related to stock-based compensation. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions.

Compensation Philosophy

The current policy of our Board is that compensation for non-employee directors should be equity-based compensation to reward directors for quarterly periods of service in fulfilling their oversight responsibilities.

Expenses

We reimburse our directors for their travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Vystar-related seminars and conferences.

ACTION THREE – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors has established an executive compensation program that it believes appropriately supports the Company’s business goals in attracting, motivating and retaining talented and entrepreneurial executives.

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide shareholders with an advisory vote to approve the Company’s executive compensation as disclosed herein. Accordingly, the Majority Shareholders were asked to approve the following advisory resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s Information Statement.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Information Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board believes that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement will support and contribute to the Company’s long-term success.

Required Vote

There is no required vote to this proposal. Nonetheless, the Majority Shareholders have approved the compensation paid to our executive officers.

ACTION FOUR – ADVISORY VOTE ON THE FREQUENCY
OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing the Majority Shareholders you with the opportunity to cast an advisory vote on executive compensation, we also asked such Shareholders to cast an advisory vote on the frequency of that “say-on-pay” vote. The Majority Shareholders were asked to indicate whether the advisory “say-on-pay” vote should be held every one, two or three years.

The Board recommended that such advisory vote occurs on a triennial basis. The Majority Shareholders approved the proposal that such advisory vote occur every three years.

ACTION FIVE – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Porter Keadle Moore, LLC (“PKM”) as our independent registered public accounting firm for the fiscal year ending on December 31, 2016, and urges you to vote for ratification of PKM’s appointment. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Vystar and its shareholders.

Vote Required and Board Recommendation

Shareholder ratification of PKM as our independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares present or represented by written consent. The Board recommended that be so ratified. The Majority Shareholders approved the proposal that such ratification be approved.

PRINCIPAL ACCOUNTING FEES AND SERVICES

During fiscal year 2015 and 2014, we retained the firm of Porter Keadle Moore, LLC (“PKM”) to provide services in the following categories and amounts:

Fee Category	2014($)	2015($)
Audit Fees	66,933	83,215
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	66,933	83,215

Audit fees include the audit of Vystar’s annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to accounting-related consulting services.

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

All other fees include assurance services not related to the audit or review of our financial statements.

Our Audit Committee determined that the rendering of non-audit services by PKM was compatible with maintaining the independence of each firm.

Audit Committee Pre-Approval of Services Performed by Our Independent Registered Public Accountants

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by PKM. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter delegates to one or more members of the Audit Committee the authority to address any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

All services related to audit fees, audit-related fees, tax fees and all other fees provided by PKM during fiscal year 2015 and 2014 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Report of the Audit Committee

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee met with the Company’s auditors four times during fiscal year 2015.

The sole member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of NASDAQ listing standards. The Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board further determined that Ms. Mangum is a “audit committee financial expert” is a “ as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC also meets NASDAQ’s financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at www.vytex.com.

We have reviewed and discussed with management and PKM Vystar’s audited financial statements. We discussed with PKM and Vystar’s Chief Financial Officer the overall scope and plans of PKM’s audits. We met with PKM, with and without management present, to discuss results of its examinations, its evaluation of Vystar’s internal controls, and the overall quality of Vystar’s financial reporting.

We have reviewed and discussed with PKM matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received from PKM the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PKM’s communications with the Audit Committee concerning independence. We have discussed with PKM matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with PKM’s independence.

Based on the reviews and discussions referred to above and our review of Vystar’s audited financial statements for fiscal year 2015, we recommended to the Board that Vystar’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Mitsy Y. Mangum, Chair

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Vystar’s Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of Vystar.

In addition, pursuant to its written charter, the Audit Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Audit Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

Transactions with Related Persons

On April 29, 2011, the Company executed with CMA Investments, LLC, a Georgia limited liability company (“CMA”) a line of credit with a principal amount of up to $800,000 (the “CMA Note”). CMA is a limited liability company of which three of the directors of the Company were the members at such date. Proceeds under the line were drawn for general working capital purposes. Under the terms of the CMA Note, the Company may draw up to a maximum principal amount of $800,000. Interest on amounts drawn and fees were paid by an affiliate of Joseph C. Allegra, M.D., a director of the Company, to CMA, until February 6, 2012, at which time the Company took over responsibility for the payment of such interest and fees. Pursuant to an agreement between the Company and such affiliate, the Company issued common stock to such affiliate with a value equal to such interest and fees paid based on the closing price of the common stock on the OTC Bulletin Board on the date of such payments. The maturity date of the Note is April 29, 2013 and was subsequently renewed for one year. The CMA Note is unsecured and no payments of principal are due until the second anniversary of the Note, at which time all outstanding principal is due and payable. As compensation to the directors for providing the CMA Note, the Company issued warrants to purchase 2,600,000 shares of the Company’s common stock to the directors at $.45 per share which was the closing price of the Company’s common stock on that day, later adjusted to $.27 per share, which was the closing price of the Company’s common stock on the day it was adjusted.

CMA is a limited liability company of which Joseph C. Allegra, M.D., J. Douglas Craft and Michelle Y. Mangum, each a director of the Company, are the members. Effective year ending December 31, 2014, Joseph C. Allegra, M.D. and J. Douglas Craft are no longer members of Vystar’s board of directors.

On September 14, 2011, the Company’s Board of Directors approved increasing the line of credit to $1,000,000 and William R. Doyle, the Company’s Chairman and Chief Executive Officer became a member of CMA. As compensation for increasing the line and for Mr. Doyle joining CMA, the directors approved issuing warrants to purchase an additional 1,600,000 shares of the Company’s common stock at $.27 per share, which was the closing price of the Company’s common stock on that day.

On November 2, 2012, the Board of Directors approved an increase in the CMA line of credit from $1,000,000 to $1,500,000. On January 10, 2013, as compensation to the CMA members for providing the increased CMA Note, the Company issued warrants to purchase 2,100,000 shares of the Company’s common stock to the CMA members at $0.35 per share and recorded as deferred financing cost to be amortized through interest expense over the remaining term of the CMA Note.

On April 29, 2013, the maturity date of the CMA Note was extended to April 29, 2014. As compensation to the CMA Directors for extending the maturity date of the CMA Note, the Board of Directors approved modifying the exercise price for the 6,300,000 compensatory stock purchase warrants previously issued to the Directors to $0.10 per share and the CMA Directors forfeited 630,000 of the warrants. Amortization of the financing costs associated with extending the CMA Note was amortized through interest expense.

On April 29, 2014, the maturity date of the CMA Note was extended to April 29, 2015 with no compensation being paid to the CMA Directors for this extension.

On April 29, 2015, the maturity date of the CMA Note was extended to April 29, 2016 with no compensation being paid to the CMA Directors for this extension.

The Company is in the process of extending the maturity date of the CMA Note to April 29, 2017 with no compensation being paid to the CMA Directors for such extension. The Company anticipates that the extension will be finalized on or about December 1, 2017.

Director Independence

Under Rule 5605(b)(1) of the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. While Vystar does not currently qualify for listing on Nasdaq and will likely not qualify for some time after the date of this proxy statement, it does intend to seek such listing as soon as possible and complies with its Marketplace Rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Nasdaq Marketplace Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a public company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the public company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Vystar Corporation, 2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA 30329, 866-674-5238, ext 1.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

CERTIFICATE OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF VYSTAR CORPORATION

Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code, Vystar Corporation, a Georgia Corporation, hereby certifies that:

I.

The name of the Corporation is: Vystar Corporation.

II.

Pursuant to Section 14-2-821 of the Georgia Business Corporation Code, the Board of Directors of the Corporation duly adopted resolutions on November 1, 2016, setting forth and declaring advisable that the Corporation amend and restate its Articles of Incorporation by deleting the provisions thereof in their entirety and substituting in lieu thereof new provisions so that, as amended and restated, the provisions shall read in their entirety as hereinafter set forth.

III.

The Amended and Restated Articles of Incorporation contain amendments which require shareholder approval.

IV.

Pursuant to Section 14-2-704 of the Georgia Business Corporation Code, a majority of the shareholders of the Corporation duly adopted effective November __, 2016, resolutions approving and adopting the Amended and Restated Articles of Incorporation.

V.

The Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

VI.

The Amended and Restated Articles of Incorporation are attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amended and Restated Articles of Incorporation to be executed by its duly authorized officer this ____ day of November, 2016.

VYSTAR CORPORATION

By:	/s/
Name:	William R. Doyle
Title:	Chairman and Chief Executive Officer

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VYSTAR CORPORATION

I.
NAME

The name of the Corporation is Vystar Corporation (hereinafter, the “Corporation”).

II.
PURPOSES

The Corporation is organized for the purpose of engaging in any and all lawful businesses not specifically prohibited to Corporations for profit under the laws of the State of Georgia, and the Corporation shall have all powers necessary to conduct any such businesses and all other powers enumerated in the Georgia Business Corporation Code (the “Code”) or under any act amendatory thereof, supplemental thereto or substituted therefor.

III.
AUTHORIZED SHARES

Section 3.1          The Corporation shall have authority to issue two classes of shares to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred Sixty Five Million (265,000,000) shares of which Two Hundred Fifty Million (250,000,000) shall be Common Stock and Fifteen Million (15,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $0.0001, and each share of Preferred Stock shall have a par value of $0.0001. The Preferred Stock authorized by the Articles of Incorporation may be issued from time to time in one or more series, each of which shall have such designation(s) or title(s) as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix or alter the dividend rates, conversion rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, voting rights and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The rights, powers, preferences, limitations and restrictions, if any, accompanying such shares of Preferred Stock shall be set forth by resolution of the Board of Directors providing for the issue thereof prior to the issuance of any shares thereof, in accordance with the applicable provision of the Georgia Business Corporation Code. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

Section 3.2          Certificate of Designations, Powers, Preferences and Relative, Participating, Optional and other Special Rights of the Series A Cumulative Convertible Preferred Stock:

Section 1.              Designation; Number of Shares. The shares of such series shall be designated as “l0% Series A Cumulative Convertible Preferred Stock” (the “Convertible Preferred Stock”), and the number of shares constituting the Convertible Preferred Stock shall be 200,000. Such number of shares may be decreased by resolution of the Board of Directors or any successor provision; provided, that no such decrease shall reduce the number of authorized shares of Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Convertible Preferred Stock.

Section 2.              Stated Capital. The amount to be represented in the stated capital of the Corporation for each share of Convertible Preferred Stock shall be $0.0001.

1

Section 3.             Rank. The Convertible Preferred Stock shall rank prior to all of the Corporation’s Common Stock, par value $0.0001 per share (the “Common Stock”), now outstanding or hereafter issued, as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Section 4.              Dividends. So long as any shares of Convertible Preferred Stock remain outstanding:

(a)       If the Corporation makes any dividend or distribution of cash, securities (including, but not limited to, rights, warrants, options or evidences of indebtedness) or prope11ies or assets on shares of Common Stock, then the Corporation shall simultaneously declare and pay a dividend or distribution on shares of Convertible Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Convertible Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (or if no record date is established, at the date such dividend or distribution is declared).

(b)       The holders of Convertible Preferred Stock shall be entitled to receive dividends out of any funds legally available therefor prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of this Corporation’s Common Stock) at a rate equal to ten percent (10%) cumulatively for such shares of Preferred Stock per annum.

Section 5.             Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock sl1all be entitled to receive out of the assets of the Corporation whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $10 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as to liquidation rights to the Convertible Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as “Junior Liquidation Stock”). After payment in full of the liquidation preference of the shares of the Convertible Preferred Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Convertible Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Convertible Preferred Stock then held by them. A merger or consolidation (other than one in which stockholders of the Corporation own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5, thereby triggering payment of the liquidation preferences described above, unless the holders of 75% of the Convertible Preferred Stock elect otherwise.

Section 6.             No Redemption. The shares of Convertible Preferred Stock shall not be redeemable.

Section 7.             Conversion.

(a)       Conversion at Option of Holders.

(i)       Subject to the limitation set forth in Section 7(e), holders of Convertible Preferred Stock may on or after the six (6) month anniversary of the Investor’s Securities Purchase Agreement Acceptance Date, at their option upon surrender of the certificates therefor, convert up to five percent (5%) of their shares of Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as hereinafter provided) and an additional five percent (5%) of their Shares each subsequent monthly anniversary. Each share of Convertible Preferred Stock shall be convertible at the office of any transfer agent for the Convertible Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock as shall be equal to the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Shares of Convertible Preferred Stock may initially be converted into full shares of Common Stock as is determined by dividing (A) the Original Issue Price by (B) the Conversion Price, subject to adjustment from time to time as provided in Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the “Conversion Rate”). “Original Issue Price” means $10. “Conversion Price” means $0.075.

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(ii)       The right of holders of Convertible Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Convertible Preferred Stock in a name other than that of the holder of the shares of Convertible Preferred Stock being converted, nor shall the Corporation shall be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(b)       Mandatory Conversion. Subject to the limitation set forth in Section 7(e), each share of Convertible Preferred Stock shall be automatically converted into shares of Common Stock at the then effective Conversion Rate (i) upon the date on which at least 75% of the outstanding shares of Convertible Preferred Stock elect such conversion or (ii) upon the closing of an offering of equity securities for the account of the Corporation (other than by sale of the Convertible Preferred Stock pursuant to the Securities Purchase Agreement), provided that the aggregate gross proceeds to the Corporation are $10 million or more (net of underwriting commissions and expenses) (an “Equity Offering”), provided further that the Convertible Preferred Stock shall not be deemed to have converted until immediately after the closing of the Equity Offering.

(c)       A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Convertible Preferred Stock outstanding upon the basis hereinbefore provided shall at all times, after the six (6) month anniversary of the Investor’s Securities Purchase Agreement Acceptance Date, be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Convertible Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Convertible Preferred Stock.

(d)       Upon the surrender of certificates representing shares of convertible preferred stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the common stock issuable upon such conversion, and all rights with respect to the shares surrender shall forthwith terminate except the right to receive the common stock or other securities, cash or other assets as herein provided.

Section 8.              Adjustments to Conversion Rate.

(a)       Notwithstanding anything in this Section 8 to the contrary, no change in the Conversion Rate shall be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall be changed to reflect all adjustments called for by this Section 8 and not previously made. Subject to the foregoing, the Conversion Rate shall be adjusted from time to time as follows: In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine the shares of its outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares of its capital stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of such event had such Convertible Preferred Stock been converted immediately prior to the record date for such event (or if no record date is established in com1ection with such event, the effective date for such action). An adjustment pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

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(b)       Except as otherwise provided above in this Section 8, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

(c)       Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall send to each transfer agent for the Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board of Directors, the President or Chief Executive Officer of the Corporation and by its Treasurer or its Secretary stating the adjusted Conversion Rate determined as provided in this Section 8; and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Rate is adjusted, the Corporation shall give notice by mail at the time of, and together with, the next dividend payment to the holders of record of Convertible Preferred Stock, setting forth the adjustment and the new Conversion Rate and Conversion Price. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

(d)       Whenever the Corporation shall propose to take any of the actions specified in subparagraph (a) of this Section 8 which would result in any adjustment in the Conversion Rate, the Corporation shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action to the holders of record of the outstanding Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to give such notice or any defect in such notice shall not affect the validity of the transaction.

Section 9.             Convertible Preferred Stock Not Redeemable at Option of Holders or Exchangeable; No Sinking Fund. The Convertible Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock or indebtedness of the Corporation or other property. The shares of Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

Section 10.           Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation, each holder of outstanding shares of Convertible Preferred Stock shall be entitled to cast a number of votes equal to the number of whole shares of Common Stock into which the shares of Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.

Section 11.           Certain Actions Not to be Taken Without Vote of Holders of Convertible Preferred Stock. So long as 10% of the shares of Convertible Preferred Stock are outstanding, in addition to any other vote or approval required under the Bylaws of the Corporation, the Corporation will not, without the written consent of the holders of at least 75% of the Convertible Preferred Stock, either directly or by amendment, merger, consolidation or otherwise (i) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Convertible Preferred Stock, or increase the authorized number of shares of Convertible Preferred Stock or (ii) purchase or redeem or pay any dividend on any capital stock prior to the Convertible Preferred Stock other than stock repurchased from former employees or consultants in connection with the cessation of their employment or services, as the case may be, at the lower of fair market value or cost, other than as approved by the Board of Directors.

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Section 12.           Outstanding Shares. For purposes of this Certificate of Designations, all shares of Conve1tible Preferred Stock shall be deemed outstanding except for (a) shares of Convertible Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of sun-ender of certificates representing Convertible Preferred Stock for conversion pursuant to Section 7, all shares of Convertible Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Section 7.

IV.
REGISTERED OFFICE AND AGENT

The street address and county of the registered office of the Corporation is Wilson Dean Waters, 2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA 30329

V.
PRINCIPAL OFFICE

The mailing address of the principal office of the Corporation is 2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA 30329.

VI.
DIRECTORS

Section 6.1          Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the rights of the holders of one or more series of preferred stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire Board of Directors of the Corporation shall not be less than five (5) nor more than seven (7), with the then-authorized number of directors fixed from time to time by the Board of Directors.

Section 6.2          Classes of Directors. Effective in connection with the Corporation’s 2016 annual meeting of shareholders and thereafter, the Board of Directors shall be and is divided into two classes, as nearly equal in number as possible, designated: One Year Class and Two Year Class. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 6.3          Terms of Office. Each director initially appointed to the One Year Class shall serve for an initial term expiring at the Corporation’s 2017 annual meeting of shareholders following the effectiveness of this provision; each director initially appointed to the Two Year Class shall serve for an initial term expiring at the Corporation’s 2018 annual meeting of shareholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Section 6.4          Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

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Section 6.5           Authority. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: (i) to make, alter or repeal the Bylaws of the Corporation; (ii) to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation; (iii) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; (iv) by resolution adopted at a regular or special meeting of the Board of Directors, to authorize the issuance of any series of preferred stock or any debt security of the Corporation, with full, limited or no voting power, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors; (v) by resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and (vi) when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders’ meeting duly called for that purpose to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other business entity or entities, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

VII.
LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY

No Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a Director or officer, except for liability (1) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (2) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (3) for the types of liability set forth in Section 14-2-832 of the Code; or (4) for any transaction from which the Director received an improper personal benefit. If the Code is amended after the effective date of this Article to authorize corporate action further limiting the personal liability of Directors or officers, then the liability of a Director or officer of the Corporation shall be limited to the fullest extent permitted by the Code, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director or officer of the Corporation existing at the time of such repeal or modification.

VIII.
ACTION WITHOUT MEETING

In addition to and not in limitation of any other provisions of the Code and the bylaws of the Corporation, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting of the shareholders if the action is evidenced by one or more written consents describing the action taken, signed by the shareholders who would be entitled to vote at a meeting that number of shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. No written consent signed under this provision shall be valid unless the consenting shareholder has been furnished the same material that, under the Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, or it contains an express waiver of the rights to receive such material.

IX.
AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

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